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                                                                      Exhibit 99
LITIGATION REFORM ACT OF 1995

                             CAUTIONARY STATEMENTS
                             ---------------------

The following discussion contains certain cautionary statements regarding Apogee's business and results of operations, which should be considered by investors and others. These statements discuss matters, which may in part be discussed elsewhere in this Form 10-K, and which may have been discussed in other documents prepared by the Company pursuant to federal securities laws. This discussion is intended to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The following factors should be considered in conjunction with any discussion of operations or results by the Company or its representatives, including any "forward-looking statements", as well as comments contained in press releases, presentations to securities analysts or investors, or other communications by the Company.

This discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," "intend," "estimate," "forecast," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forecasts and projections in this document are "forward-looking statements," and are based on management's current expectations or beliefs of the Company's near-term results, based on current information available pertaining to the Company, including the risk factors noted below. The Company wishes to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other risk factors include, but are not limited to, those noted below.

In making these statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company's business or results, and is not undertaking to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected Apogee's past results and may affect future results, so that the Company's actual results for fiscal 2003 and beyond may differ materially from those expressed in prior communications. Though the Company has attempted to list comprehensively these important cautionary factors, the Company wishes to caution investors and others that other factors may in the future prove to be important in affecting the Company's business or results of operations.

Operational Risks

Architectural Products and Services (Architectural)
The Architectural companies design, engineer, fabricate, install, service and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. The companies of this segment have been, in general, profitable, with modestly growing revenues. There can be no assurance the growth experienced by the segment will continue or that the segment will continue to be profitable.

Competitive Factors - The markets that these businesses serve are very competitive, price sensitive, and are impacted by changes in the commercial construction industry as well as general, economic conditions. These businesses compete with several large integrated glass manufacturers and numerous specialty, architectural glass fabricators. Competitors also include major contractors, subcontractors, and manufacturers, many of which may have greater financial or other resources than the Company. Product capabilities, pricing, service and product lead-times are the primary competitive factors in this market. Changes in our competitor's products, prices, or services could negatively impact our ability to increase revenues, maintain our margins, and increase our market share. Additionally, economic conditions and the cyclical nature of the commercial construction industry could have a major impact on the amount of profitability of these businesses. Given the recent slowdown in the economy and the fact that there is traditionally a lag as it affects the construction industry, there is a risk that the economic conditions will adversely impact the construction market.

Quality Factors - We manufacture or install products based on specific requirements of each of our customers. We believe that future orders of our products or services will depend on our ability to maintain the performance, reliability and quality standards required by our customers. If our products or services have performance, reliability or quality problems, we may experience delays in the collection of accounts receivables, higher manufacturing or installation costs, additional warranty and service expenses, and reduced, cancelled, or discontinued orders. Additionally, performance, reliability, or quality claims from our customers, with or without merit, could result in costly and time-consuming litigation that could require significant time and attention of management and involve significant monetary damages.
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Facility Utilization Factors - The Architectural segment's continued near-term growth depends, to a significant degree, on its ability to increase capacity utilization at its production facilities. The failure to have sufficient capacity, to fully utilize capacity when needed or to successfully integrate and manage additional capacity in the future could adversely affect our relationships with customers and cause customers to buy similar products from our competitors if we are unable to meet their needs.

Large-Scale Optical Technologies (LSO)
The LSO companies develop and produce applications that enhance the visual performance of products for display, imaging, and picture framing industries. The revenue and profitability of the companies in this segment has been inconsistent from year to year. There can be no assurance this revenue and profitability pattern experienced by the segment will change in the near future.

New Product Introduction Factors - The markets for the products of this segment are characterized by frequent refinement and enhancement, new product introductions, short product life cycles, price sensitivity, and declining average selling prices over product life cycles. These factors require the Company to seek improvement and modifications in its manufacturing processes on a continuous basis to reduce costs, as well as to innovate with respect to new or improved products for its proprietary coatings to replace lost CRT display revenues. There can be no assurance that the Company will be able to meet such requirements. Additionally, there can be no assurance that the introduction of new products by third parties will not significantly change market conditions and product requirements.

Competitive Factors - The market for each of our products is intensely competitive and we expect competition to increase in the future. Competitors vary in size and scope and in the breadth of the products they offer. We compete both with companies using technology similar to ours and companies using other technologies or developing improved or alternative technologies. Many of our current and potential competitors have significantly greater financial, technical, and marketing resources than we have. In addition, many of our competitors have well-established relationships with our current and expected future customers and are capable of creating products that compete with our products.

Cyclical Factors - Our businesses in this segment depend, in part, on sales by manufacturers of products that include CRT displays and the retail picture framing market. These markets are highly cyclical and have experienced periods of oversupply resulting in reduced demand for our products. These businesses were significantly impacted by the economic slowdown in fiscal 2002, and we do not expect revenues from coating CRT displays to return to past levels. If these markets do not recover from the recent economic slowdown or experience further slowdowns in the future, it could cause revenues and operating income to decrease further.

Customer Dependency Factors - We have a high dependency on a relatively small number of customers for our sales. We continue to expect to derive a significant portion of our net sales from this small number of customers. Accordingly, a loss of a large customer could materially reduce LSO revenues and operating results in any one year. With the closure of the San Diego facility in the first quarter of fiscal 2002, a large portion of LSO revenue was lost in the current year.

Facility Utilization Factors - Additionally, the LSO segment's growth is also dependent on its ability to utilize recently expanded facilities and to execute its recent acquisition strategy. LSO's retail picture framing unit completed construction of a new facility in the first quarter of fiscal 2000. In fiscal 2002 and fiscal 2001, this unit also purchased three manufacturers to expand its pre-framed art business. The segment's Viratec unit installed a new, large-scale flat glass coating line that went on line in late fiscal 2000. The segment was unable to fully execute on either strategy during fiscal 2002 because of market-driven volume reductions. There are no assurances that the volume will increase or that the Company will be successful initiating its LSO strategies.

Automotive Replacement Glass and Services (Auto Glass)
These companies fabricate, repair, and replace automobile windshields and windows.

Changes in Market Dynamics - This market's pricing structure has changed significantly in recent years as insurance companies seek volume pricing at discounted rates from historical levels and attempt to enter into preferred or exclusive provider arrangements with a limited number of providers. Consequently, revenues have declined dramatically and margins have narrowed at the retail, wholesale and manufacturing levels, in which the Auto Glass segment operates. There can be no assurance that the Company will be able to increase market share, improve or maintain its margins, whether through improved pricing conditions or cost-savings, or that it will continue to be selected by insurance companies as a provider of replacement and repair auto glass on a regional or national basis on acceptable terms and conditions.
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Seasonality Factors - The market that these businesses serve tends to be seasonal in nature and is influenced by a variety of factors, including weather, new car sales, speed limits, road conditions, the economy, and average annual number of miles driven. Our revenues from this segment are historically highest during the first and second quarters, with first and second quarter revenues at 26% and 29% of full year revenues, respectively, followed by third and fourth quarter revenues at 23% and 22%, respectively. We expect this seasonality in the demand for our products to continue into the future.

Competitive Factors - The Auto Glass segment operates in an industry that is highly competitive, fairly mature, and where the barriers to entry are not significant. The Auto Glass segment competes with other auto glass shops, glass distributors, car dealers, body shops and fabrication facilities on the basis of pricing, national coverage and customer service. Its competition consists of national and regional chains as well as significant local competition. The introduction of imported auto glass from China has increased the competitiveness of the market by driving pricing down further. The Auto Glass segment has initiated several cost savings initiatives over the past three fiscal years to lessen the impact of reduced margins on the operating results of the Company. Due to the above items, we expect this market to remain highly competitive for the foreseeable future and make no assurances that we will be able to grow market share or improve profitability.

Joint Venture Factors - During fiscal 2001, the Company and PPG Industries, Inc.
(PPG) combined their U.S. automotive glass replacement distribution businesses into a newly formed entity, PPG Auto Glass, LLC (PPG Auto Glass), of which the Company maintains a 34% ownership interest. As a result of this transaction, the Company's windshield manufacturing facility sells nearly all of its capacity to PPG. Similarly, the Company's retail unit is committed to 75% of its replacement windshields from PPG Auto Glass. The Company expects further industry consolidation in the auto glass retail and wholesale businesses.

There is no assurance PPG Auto Glass will achieve any anticipated efficiencies or be able to improve or maintain margins. Additionally, if the Auto Glass segment is unable to control costs while providing required services to the insurance market, it may not be able to remain a viable competitor in this industry. The failure by the Auto Glass segment to timely respond to such changes could have a material adverse effect on its, and the Company's business, financial condition or results of operations.

Financial Risks

Our quarterly revenue and operating results are volatile and difficult to predict. Our revenue and operating results may fall below expectations of securities analysts or investors in future periods. Our quarterly revenue and operating results may vary dependent on a number of factors, including, but not limited to: fluctuating customer demand due to delay or timing of shipments, changes in product mix, or market acceptance of new products; manufacturing or operational difficulties that may arise due to quality control, capacity utilization of our production equipment, or staffing requirements; competition, including the introduction of new products by competitors, adoption of competitive technologies by our customers, and competitive pressures on prices of our product and services. Our failure to meet revenue and operating results expectations would likely adversely affect the market price of our common stock.

Self-Insurance Risk
We obtain substantial amounts of commercial insurance for potential losses for general liability, workers' compensation and automobile liability risk. However, an amount of risk is retained on a self-insured basis through a wholly owned insurance subsidiary. Effective for fiscal 2003, we experienced a material increase in our risk retention for our third-party product liability and general liability coverages. A material product liability event would have a material adverse effect on our operating results.

Environmental Regulation Risks

We use hazardous chemicals in producing products at two facilities (one in our Architectural segment and one in our LSO segment). As a result, we are subject to a variety of local, state, and federal governmental regulations relating to storage, discharge, handling, emission, generation, and disposal of toxic or other hazardous substances used to manufacture our products, compliance of which is expensive. Our failure to comply with current or future regulations could result in the imposition of substantial fines on us, suspension of production, alteration of our manufacturing processes, or increased costs.


Discontinued Curtainwall Operations

During fiscal 1998, the Company made the strategic decision to close or exit its European and Asian international curtainwall operations in order to focus more selectively on higher-margin domestic curtainwall business. During fiscal 1999, the
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Company decided to sell its domestic curtainwall operation and focus on manufacturing rather than large-scale installations. The Company maintains risks associated with closing the domestic and international operations from performance bonds it established with its customers and remaining warranty coverages that exist on completed projects. In addition, the Company faces related risks and uncertainties, including the inability to effectively manage restructured business units and the inability to effectively manage costs or difficulties related to the operation of the businesses or execution of restructuring or exit activities. The Company also maintains foreign currency risk, in that unknown international exposures that might become payable in foreign currencies are not hedged. The occurrence of one or more of such events may have a material adverse effect on the business, financial condition or results of operations of the Company.